EXHIBIT 1


                             AETNA CAPITAL L.L.C.

                        AETNA LIFE AND CASUALTY COMPANY

                             Preferred Securities

                                _______________

                            Underwriting Agreement



                                                             November 15, 1994

To the Underwriters
to be named in the applicable
Pricing Agreement
supplemental hereto

Ladies and Gentlemen:

               From time to time Aetna Capital L.L.C., a limited liability company formed under the laws of Delaware (the "Company"), and Aetna Life and Casualty Company, a Connecticut insurance corporation ("Aetna"), as guarantor and provider of certain backup obligations, propose to enter into one or more Pricing Agreements (each a "Pricing Agreement") in the form of Annex I hereto, with such additions and deletions as the parties thereto may determine and subject to the terms and conditions stated herein and therein, pursuant to which the Company will issue to the firms named in Schedule I to the applicable Pricing Agreement (such firms constituting the "Underwriters" with respect to such Pricing Agreement and the securities specified therein) its Preferred Limited Liability Company Interests (the "Preferred Securities"), in one or more series, guaranteed by Aetna to the extent set forth in the prospectus and registration statement described herein and to sell such Preferred Securities (with respect to such Pricing Agreement, the "Firm Designated Preferred Securities"). If specified in such Pricing Agreement, the Company may grant to the Underwriters the right to purchase at their election an additional number of Preferred Securities, specified in such Pricing Agreement as provided in Section 3 hereof (the "Optional Designated Preferred Securities"). The Firm Designated Preferred Securities and any Optional Designated Preferred Securities are collectively called the "Designated Preferred Securities."

               The terms and rights of any particular issuance of Designated Preferred Securities shall be as specified in the Pricing Agreement relating thereto (to the extent not set forth in the registration statement or prospectus with respect thereto) and in or pursuant to a written action or actions taken by Aetna and Aetna Capital Holdings, Inc., a Connecticut corporation ("Aetna Capital"), in their capacity as the members (the "Managing Members") of the Company that hold all of the Common Limited Liability Company Interests (the "Common Securities"). The Company will loan the proceeds of the offering of the Designated Preferred Securities to Aetna, such loan to be evidenced by a series of debentures (the "Related Debentures") to be issued by Aetna pursuant to the Subordinated Indenture (the "Indenture") between the Company and The First National Bank of Chicago, as trustee (the "Trustee").

               1. Particular sales of Designated Preferred Securities may be made from time to time to the Underwriters of such Designated Preferred Securities, for whom the firms designated as representatives of the Underwriters of such Designated Preferred Securities in the Pricing Agreement relating thereto will act as representatives (the "Representatives"). The term "Representatives" also refers to a single firm acting as sole representative of the Underwriters and to Underwriters who act without any firm being designated as their representative. Except as incorporated by reference into a Pricing Agreement, this Underwriting Agreement shall not be construed as an obligation of the Company to issue any Preferred Securities or sell any Preferred Securities or as an obligation of any of the Underwriters to purchase any of the Preferred Securities. The obligation of the Company to issue any Preferred Securities and to sell any Preferred Securities and the obligation of any of the Underwriters to purchase any of the Preferred Securities shall be evidenced by the Pricing Agreement with respect to the Designated Preferred Securities specified therein.

               Each Pricing Agreement shall specify, among other things, the number of Firm Designated Preferred Securities, the maximum number of Optional Designated Preferred Securities, if any, the initial public offering price of such Firm and Optional Designated Preferred Securities or the manner of determining such price, the purchase price to the Underwriters of such Designated Preferred Securities, the amount of any compensation to be paid to the Underwriters by Aetna for their services thereunder ("Underwriters' Compensation"), the names of the Underwriters of such Designated Preferred Securities, the names of the Representatives of such Underwriters, the number of such Designated Preferred Securities to be purchased by each Underwriter and the commission, if any, payable to the Underwriters with respect thereto and shall set forth the date, time and manner of delivery of such Firm and Optional Preferred Securities and payment therefor. The Pricing Agreement shall also specify (to the extent not set forth in the registration statement or prospectus with respect thereto) the terms of such Designated Preferred Securities. A Pricing Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted. The obligations of the Underwriters under this Agreement and each Pricing Agreement shall be several and not joint.

               2. Each of the Company and Aetna, jointly and severally, represents and warrants to, and agrees with, each of the Underwriters that:

                     (a) A registration statement in respect of the Preferred Securities has been filed with the Securities and Exchange Commission (the "Commission"); such registration statement and any post-effective amendments thereto, each in the form heretofore delivered or to be delivered to the Representatives (with exhibits thereto) for delivery to each of the other Underwriters (without exhibits thereto), have been declared effective by the Commission in such form; no other document with respect to such registration statement or document incorporated by reference therein has been filed or transmitted for filing with the Commission prior to the effective date of the registration statement; and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company or Aetna, threatened by the Commission. Any preliminary prospectus included in such registration statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the "Act"), is hereinafter collectively called a "Preliminary Prospectus"; the various parts of such registration statement, including all exhibits thereto and the information, if any, deemed to be part of such registration statement at the time of effectiveness pursuant to Rule 430A under the Act, but excluding Form T-1, each as amended at the time such part of the registration statement became effective are hereinafter collectively called the "Registration Statement"; the prospectus relating to the Preferred Securities, in the form in which it has most recently been filed, or transmitted for filing, with the Commission on or prior to the date of this Agreement, is hereinafter called the "Prospectus"; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the applicable form under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed with the Commission after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of Aetna filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any reference to the Prospectus as amended or supplemented shall be deemed to refer to the Prospectus as amended or supplemented in relation to the applicable Designated Preferred Securities in the form in which it is first filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof, including any documents incorporated by reference therein as of the date of such filing;

                     (b) The Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (i) in the case of the Registration Statement, not misleading and (ii) in the case of the Prospectus, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company or Aetna by an Underwriter of Designated Preferred Securities through the Representatives for use in the Prospectus as amended or supplemented relating to such Designated Preferred Securities;

                     (c) Aetna has been duly incorporated and is validly existing as an insurance corporation in good standing under the laws of the State of Connecticut;

                     (d) The Company has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware;

                     (e) Aetna Capital has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Connecticut;

                     (f) The Preferred Securities have been duly authorized by the Managing Members and, when the terms of the Designated Preferred Securities have been established by a written action or actions taken by the Managing Members and issued and delivered and paid for pursuant to this Agreement and the Pricing Agreement with respect to such Designated Preferred Securities, such Designated Preferred Securities will be validly issued, fully paid and non-assessable limited liability company interests in the Company, as to which the members of the Company who hold such Designated Preferred Securities (the "Preferred Securityholders"), in their capacity as members of the Company, will have no liability solely by reason of being Preferred Securityholders in excess of their share of the Company's assets and undistributed profits (subject to any obligation of a Preferred Securityholder to repay any funds wrongfully distributed to it), except as described in the Prospectus under the caption "Description of the Preferred Securities -- Registrar, Transfer Agent and Paying Agent; Transfers and Exchanges"; and the Designated Preferred Securities will conform, in all material respects, to the descriptions thereof contained in the Prospectus as amended or supplemented with respect to such Designated Preferred Securities;

                     (g) The Amended and Restated Limited Liability Company Agreement of the Company ("L.L.C. Agreement"), which is in substantially the form filed as an exhibit to the Registration Statement, constitutes a valid and legally binding agreement of Aetna and Aetna Capital, enforceable against Aetna and Aetna Capital by the Preferred Securityholders in accordance with its terms, subject to
         (1) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, (2) general principles of equity (regardless of whether considered in a proceeding at law or in equity) and (3) applicable laws relating to fiduciary duties;

                     (h) Each of the guarantee of certain obligations of the Company by Aetna for the benefit of the Preferred Securityholders from time to time (the "Guarantee Agreement") and the guarantee by Aetna of certain liabilities of the Company for the benefit of persons other than such Preferred Securityholders (the "Expense Agreement"), each of which will be substantially in the form filed as an exhibit to the Registration Statement, has been duly authorized by Aetna and, when executed and delivered by Aetna and, in the case of the Expense Agreement, the Company, and will constitute a valid and legally binding agreement of Aetna enforceable against Aetna in accordance with its terms, subject to (1) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights and the rights of creditors of insurance companies generally and (2) general principles of equity (regardless of whether considered in a proceeding at law or in equity); and each of the Guarantee Agreement and the Expense Agreement will conform, in all material respects, to the description thereof contained in the Prospectus as amended or supplemented with respect to the Designated Preferred Securities;

                     (i) The Related Debentures have been duly authorized by Aetna, and, when the Related Debentures are issued, executed, authenticated, delivered and paid for in accordance with the Indenture, such Debentures will be duly issued, executed and delivered and will constitute valid and legally binding obligations of Aetna enforceable against Aetna in accordance with their terms, subject to (1) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and the rights of creditors of insurance companies generally and (2) general principles of equity (regardless of whether considered in a proceeding at law or in equity); the Indenture, which will be substantially in the form filed as an exhibit to the Registration Statement, has been duly authorized by the Company and duly qualified under the Trust Indenture Act and, assuming due authorization, execution and delivery by the Trustee, the Indenture will constitute a valid and legally binding instrument of Aetna enforceable against Aetna in accordance with its terms, subject to (1) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and the rights of creditors of insurance companies generally and (2) general principles of equity (regardless of whether considered in a proceeding at law or in equity); and the Indenture conforms, and the Related Debentures will conform, in all material respects, to the descriptions thereof contained in the Prospectus as amended or supplemented with respect to such Designated Preferred Securities;

                     (j) The issue and sale of the Designated Preferred Securities and the performance by the Company and Aetna of their respective obligations under this Agreement, any Pricing Agreement, the Indenture, the Related Debentures, the Guarantee Agreement, the Expense Agreement and each Over-allotment Option (as defined in
         Section 3 hereof), if any, and the consummation of the transactions herein and therein contemplated will not (1) conflict with or result in a breach or violation by the Company or Aetna of any of the terms or provisions of, or constitute a default by the Company or Aetna under, any indenture, mortgage, deed of trust, loan agreement or other similar agreement or instrument to which the Company or Aetna is a party or by which the Company or Aetna is bound or to which any of the property or assets of the Company or Aetna is subject, except, in all such cases, for such conflicts, breaches, violations or defaults as would neither have a material adverse effect on the financial condition of Aetna and its subsidiaries taken as a whole nor have a material adverse effect on the issuance or sale of the Designated Preferred Securities, or (2) result in any violation of
         (A) the provisions of the Certificate of Formation of the Company or the L.L.C. Agreement or the Certificate of Incorporation or By-Laws of Aetna or (B) any statute of the United States or the States of Connecticut, New York or Delaware or any order, rule or regulation of any court or governmental agency or body of the United States or the States of Connecticut, New York or Delaware having jurisdiction over the Company or Aetna or any of their respective properties; provided, however that in the case of clause (B) of this paragraph 2(i), this representation and warranty shall not extend to such violations as would neither have a material adverse effect on the financial condition of Aetna and its subsidiaries taken as a whole nor have a material adverse effect on the issuance or sale of the Designated Preferred Securities; provided further, that insofar as this representation and warranty relates to the performance by the Company and Aetna of each of their respective obligations under this Agreement, the Pricing Agreement relating to the Designated Preferred Securities, the Designated Preferred Securities, the Indenture, the Related Debentures, the Guarantee Agreement and the Expense
         Agreement, such performance is subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and the rights of creditors of insurance companies generally;

                     (k) No consent, approval, authorization, order, registration, filing or qualification of or with any court or governmental agency or body of the United States or the States of Connecticut, New York or Delaware is required for the issue and sale of the Preferred Securities or the issuance of the Related Debentures or the consummation by the Company or Aetna of the transactions contemplated by this Agreement, any Pricing Agreement, the Indenture, the Guarantee Agreement or the Expense Agreement or any Over-allotment Option, except such as have been, or will have been prior to the Time of Delivery obtained under the Act or the Trust Indenture Act or from the Connecticut Insurance Commissioner and such consents, approvals, authorizations, orders, registrations, filings or qualifications as may be required under state securities or Blue Sky laws or insurance securities laws of any such jurisdiction in connection with the purchase and distribution of the Designated Preferred Securities by the Underwriters, and except those which, if not obtained, will have neither a material adverse effect on the financial condition of Aetna and its subsidiaries taken as a whole nor a material adverse effect on the issuance or sale of the Designated Preferred Securities;

                     (l) The Common Securities issued to the Managing Members have been duly authorized and are validly issued;

                     (m) All of the issued Common Securities of the Company and all of the capital stock of Aetna Capital are owned directly or indirectly by Aetna; neither the Company nor Aetna Capital is a party to or otherwise bound by any material agreement other than those described in the Prospectus as amended or supplemented; and

                     (n) The Designated Preferred Securities have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

               3. Upon the execution of the Pricing Agreement applicable to any Designated Preferred Securities the several Underwriters propose to offer the Firm Designated Preferred Securities for sale upon the terms and conditions set forth in the Prospectus as amended or supplemented.

               The Company may specify in the Pricing Agreement applicable to any Designated Preferred Securities that the Company thereby grants to the Underwriters the right (an "Over-allotment Option") to purchase at their election up to the number of Optional Designated Preferred Securities set forth in such Pricing Agreement, at the terms set forth in the paragraph above, for the sole purpose of covering over-allotments in the sale of the Firm Designated Preferred Securities. Any such election to purchase Optional Designated Preferred Securities may be exercised only by written notice from the Representatives to the Company and Aetna, given within a period specified in the Pricing Agreement, setting forth the aggregate number of Optional Designated Preferred Securities to be purchased and the date on which such Optional Designated Preferred Securities are to be delivered, as determined by the Representatives but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Representatives, Aetna and the Company otherwise agree in writing, earlier than or later than the respective number of business days after the date of such notice set forth in such Pricing Agreement.

               The number of Optional Designated Preferred Securities to be added to the number of Firm Designated Preferred Securities to be purchased by each Underwriter as set forth in Schedule I to the Pricing Agreement applicable to such Designated Preferred Securities shall be, in each case, the number of Optional Designated Preferred Securities which each of the Company and Aetna has been advised by the Representatives have been attributed to such Underwriter, provided that, if each of the Company and Aetna has not been so advised, the number of Optional Designated Preferred Securities to be so added shall be, in each case, that proportion of Optional Designated Preferred Securities which the number of Firm Designated Preferred Securities to be purchased by such Underwriter under such Pricing Agreement bears to the aggregate number of Firm Designated Preferred Securities (rounded as the Representatives may determine to the nearest 100 securities). The total number of Designated Preferred Securities to be purchased by all the Underwriters pursuant to such Pricing Agreement shall be the aggregate number of Firm Designated Preferred Securities set forth in Schedule I to such Pricing Agreement plus the aggregate number of the Optional Designated Preferred Securities which the Underwriters elect to purchase.

               4. Unless otherwise specified in the applicable Pricing Agreement, global certificates for the Firm Designated Preferred Securities and Optional Designated Preferred Securities to be purchased by each Underwriter pursuant to such Pricing Agreement, registered in the name "Cede & Co.," shall be delivered by or on behalf of the Company to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by certified or official bank check or checks, payable to the order of the Company or, if so requested by the Company, by wire transfer to a bank account specified by the Company and specified in Schedule II, in the funds specified in such Pricing Agreement. The place, time and date of delivery of and payment for Firm Designated Preferred Securities and Optional Designated Preferred Securities shall be as specified in such Pricing Agreement or at such other place, time and date as the Representatives, Aetna and the Company may agree upon in writing. Such time and date for delivery of Firm Designated Preferred Securities pursuant to the Pricing Agreement relating thereto is herein called the "First Time of Delivery," such time and date for delivery of Optional Designated Preferred Securities, if not the First Time of Delivery, is herein called the "Second Time of Delivery," and each such time and date is herein called the "Time of Delivery."

               5. Each of the Company and Aetna, jointly and severally, agrees with each of the Underwriters of any Designated Preferred Securities:

                     (a) To prepare the Prospectus as amended and supplemented in relation to the applicable Designated Preferred Securities and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of the Pricing Agreement relating to the applicable Designated Preferred Securities or, if applicable, such other time as may be required by Rule 424(b); to advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or Prospectus as amended or supplemented after the date of the Pricing Agreement relating to such Designated Preferred Securities and prior to the Time of Delivery for such Designated Preferred Securities, and afford the Representatives a reasonable opportunity to comment on any such proposed amendment or supplement; to advise the Representatives of any such amendment or supplement promptly after such Time of Delivery for so long as the delivery of a prospectus is required under the Act in connection with the offering or sale of such Designated Preferred Securities; to file promptly all reports and any definitive proxy or information statements required to be filed by Aetna or the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required under the Act in connection with the offering or sale of such Designated Preferred Securities, and during such same period to advise the Representatives, promptly after the Company or Aetna receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission; for so long as the delivery of a prospectus is required under the Act in connection with the offering or sale of the Designated Preferred Securities, to advise the Representatives promptly of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Designated Preferred Securities, of the suspension of the qualification of such Designated Preferred Securities for offering or sale in any jurisdiction or of the initiation or, if known to the Company or Aetna, the threatening of any proceeding for any such purpose, or of any request by the Commission for amending or supplementing the Registration Statement or Prospectus; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Designated Preferred Securities or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

                     (b) Promptly from time to time to endeavor to take such action as the Representatives may reasonably request to qualify such Designated Preferred Securities for offering and sale under the securities laws of such jurisdictions of the United States, Puerto Rico and Guam as the Representatives may reasonably request and such other jurisdictions as the Company, Aetna and the Representatives may agree and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of such Designated Preferred Securities, provided that in connection therewith the Company and Aetna shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction, and provided further that in connection therewith the Company and Aetna shall not be required to qualify such Designated Preferred Securities for offering and sale under the securities laws of any such jurisdiction for a period in excess of nine months after the initial time of issue of the Prospectus as amended or supplemented relating to such Designated Preferred Securities;

                     (c) To furnish the Underwriters with copies of the Prospectus as amended or supplemented in such quantities as the Representatives may from time to time reasonably request, and, if the delivery of a prospectus is required at any time in connection with the offering or sale of the Designated Preferred Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act or the Exchange Act, to notify the Representatives and to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of any amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; provided, however, that in case any Underwriter is required under the Act to deliver a prospectus in connection with the offering or sale of the Designated Preferred Securities at any time more than nine months after the date of the Pricing Agreement relating to the Designated Preferred Securities, the costs of such preparation and furnishing such amended or supplemented Prospectus shall be borne by the Underwriters of such Designated Preferred Securities;

                     (d) In the case of Aetna, to make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c)), an earning statement of Aetna and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of Aetna, Rule
         158);

                     (e) During the period beginning from the date of the Pricing Agreement for such Designated Preferred Securities and continuing to and including the First Time of Delivery for such Designated Preferred Securities, not to offer, sell, contract to sell or otherwise dispose of in the United States any preferred limited liability company interests in the Company, which are substantially similar to such Designated Preferred Securities, without the prior written consent of the Representatives, which consent shall not be unreasonably withheld;

                     (f) To use its best efforts to list, subject to official notice of issuance, the Designated Preferred Securities on The New York Stock Exchange, Inc.; and

                     (g) In the event of any exchange of Designated Preferred Stock for the Related Debentures, to use its best efforts to list the Related Debentures on the same exchange as that on which the Designated Preferred Securities were listed immediately prior to such exchange.

               6. Each of the Company and Aetna, jointly and severally, covenants and agrees with the several Underwriters that the Company and Aetna will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's and Aetna's counsel and accountants in connection with the registration of the Preferred Securities under the Act and all other expenses in connection with the Company's and Aetna's preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and, subject to the proviso of Section 5(c), the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or otherwise producing any Agreement among Underwriters, this Agreement, any Pricing Agreement, any Blue Sky and Legal Investment Memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Designated Preferred Securities; (iii) all expenses in connection with the qualification of the Designated Preferred Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Designated Preferred Securities; (v) any filing fees incident to any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Designated Preferred Securities; (vi) any cost of preparing certificates representing the Designated Preferred Securities; (vii) the cost and charges of any transfer agent or registrar or dividend disbursing agent;
(viii) the fees and expenses of any Trustee and any agent of any Trustee and the fees and disbursements of counsel for any Trustee in connection with any Indenture and the Debentures; and (ix) all other costs and expenses incident to the performance of each of the Company's and Aetna's obligations hereunder and under any Over-allotment Option which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, Section 8 and Section 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Designated Preferred Securities by them, and any advertising expenses connected with any offers they may make.

               The foregoing provisions of this Section 6 shall be without prejudice to each of the Company's and Aetna's rights under any separate agreements between the Company and Aetna and their attorneys, accountants and vendors with respect to such fees, disbursements, expenses and costs.

               7. The obligations of the Underwriters of any Designated Preferred Securities under the Pricing Agreement relating to such Designated Preferred Securities shall be subject, in the discretion of the Representatives, to the condition that all representations and warranties and other statements of each of the Company and Aetna in or incorporated by reference in the Pricing Agreement relating to such Designated Preferred Securities are, at and as of the respective Time of Delivery for such Designated Preferred Securities, true and correct, the condition that each of the Company and Aetna shall have performed in all material respects all of its obligations hereunder theretofore to be performed, and the following additional conditions:

                     (a) The Prospectus as amended or supplemented in relation to the applicable Designated Preferred Securities shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Company or Aetna, threatened by the Commission;

                     (b) Sullivan & Cromwell, counsel for the Underwriters, shall have furnished to the Representatives such opinion or opinions, dated the respective Time of Delivery for such Designated Preferred Securities, with respect to the incorporation of Aetna and the Company, the Guarantee Agreement, the Expense Agreement, the Indenture, the Registration Statement, the Prospectus as amended or supplemented, the Investment Company Act of 1940, as amended, the validity of such Designated Preferred Securities and the Related Debentures and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

                     (c) Zoe Baird, Senior Vice President and General Counsel of Aetna, shall have furnished to the Representatives her written opinion, dated the respective Time of Delivery for such Designated Preferred Securities, in form and substance satisfactory to the Representatives, to the effect that:

                           (i)  Aetna has been duly incorporated and is
               validly existing as an insurance corporation in good standing under the laws of the State of Connecticut;

                         (ii) To the best of such counsel's knowledge, Aetna is qualified to do business, and is in good standing, as a foreign insurance corporation under the laws of the Commonwealth of Pennsylvania and the District of Columbia or, if not so qualified and in good standing in either such jurisdiction, such failure to be so qualified and in good standing, as of the date of such opinion, will not have a material adverse effect on the financial condition of Aetna and its subsidiaries taken as a whole;

                        (iii) Each of Aetna Life Insurance Company and The Aetna Casualty and Surety Company has been duly incorporated and is validly existing as an insurance corporation in good standing under the laws of the State of Connecticut; all of the outstanding shares of capital stock of Aetna Life Insurance Company are owned directly by the Company; and all of the outstanding shares of capital stock of The Aetna Casualty and Surety Company have been duly authorized and validly issued and are fully paid and non-assessable, and are owned directly or indirectly by Aetna;

                         (iv) To the best of such counsel's knowledge and other than as set forth or contemplated in the Prospectus, there are no legal or governmental proceedings pending or threatened involving Aetna or any of its subsidiaries of a character required to be disclosed in the Registration Statement or Prospectus which are not adequately disclosed in the Registration Statement or Prospectus;

                           (v) All of the issued Common Securities of the Company and all of the capital stock of Aetna Capital are owned directly or indirectly by Aetna;

                         (vi) Aetna Capital has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Connecticut;

                        (vii) This Agreement and the Pricing Agreement with respect to the Designated Preferred Securities have been duly authorized, executed and delivered by Aetna;

                       (viii) Each of the Guarantee Agreement and the Expense Agreement has been duly authorized, executed and delivered by Aetna and, in the case of the Expense Agreement, assuming the due authorization, execution and delivery thereof by the Company, constitutes a valid and legally binding agreement of Aetna enforceable in accordance with its terms, subject to (1) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and the rights of creditors of insurance companies generally and (2) general principles of equity (regardless of whether considered in a proceeding at law or in equity);

                         (ix)  The Related Debentures have been duly
               authorized by Aetna, and, when the Related Debentures are issued, executed, authenticated, delivered and paid for by the Company in accordance with the Indenture, such Related Debentures will be duly issued, executed and delivered and will constitute valid and legally binding obligations of Aetna enforceable against Aetna in accordance with their terms, subject to (1) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors rights generally and the rights of creditors of insurance companies generally and (2) general principles of equity (regardless of whether considered in a proceeding at law or in equity);

                           (x)  The Indenture has been duly authorized,
               executed and delivered by Aetna and, assuming the due authorization, execution and delivery thereof by the Trustee, the Indenture constitutes a valid and legally binding instrument of Aetna enforceable against Aetna in accordance with its terms, subject to (1) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and the rights of creditors of insurance companies generally and (2) general principles of equity (regardless of whether considered in a proceeding at law or in equity); and the Indenture has been duly qualified under the Trust Indenture Act;

                         (xi) The issue and sale of the Designated Preferred Securities being delivered at such Time of Delivery and the issuance of the Related Debentures and the performance by Aetna of its obligations under the Indenture, the Related Debentures, the Guarantee Agreement, the Expense Agreement, this Agreement, and the Pricing Agreement with respect to the Designated Preferred Securities will not (1) conflict with or result in a breach or violation by Aetna of any of the terms or provisions of, or constitute a default by Aetna under, any indenture, mortgage, deed of trust, loan agreement or other similar agreement or instrument known to such counsel to which Aetna is a party or by which Aetna is bound or to which any of the property or assets of Aetna is subject, except, in all such cases, for such conflicts, breaches, violations or defaults as would neither have a material adverse effect on the financial condition of Aetna and its subsidiaries taken as a whole nor have a material adverse effect on the issuance or sale of the Designated Preferred Securities, and (2) result in any violation of (A) the provisions of the Certificate of Incorporation or By-Laws of Aetna or (B) any statute of the United States or the State of Connecticut or any order, rule or regulation known to such counsel of any court or governmental agency or body of the United States or the State of Connecticut having jurisdiction over Aetna or any of its properties, except with respect to clause (B) of this Paragraph (xi)(2), such violations as would neither have a material adverse effect on the financial condition of Aetna and its subsidiaries taken as a whole nor have a material adverse effect on the issuance or sale of the Designated Preferred Securities (and except that for purposes of this paragraph (xi) such counsel need not express any opinion as to (1) any violation of any fraudulent transfer laws or other antifraud laws or as to any violation of any federal or state securities laws or blue sky or insurance laws or (2) any transactions of the type described in the Prospectus under the caption "ERISA Matters"; provided further, that insofar as performance by Aetna of its obligations under the Indenture, the Related Debentures, the Guarantee Agreement, the Expense Agreement, this Agreement and the Pricing Agreement relating to the Designated Preferred Securities is concerned, such counsel need not express any opinion as to bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and the rights of creditors of insurance companies generally);

                        (xii) The documents incorporated by reference in the Prospectus as amended or supplemented (other than the financial statements and related notes, information as to reserves, the financial statement schedules and the other financial and statistical data included therein or omitted therefrom, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and

                       (xiii) Under the laws of the State of Connecticut and under the federal laws of the United States, no consent, approval, authorization, order, registration, filing or qualification of or with any court or governmental agency or body is required for the issue and sale of the Designated Preferred Securities being delivered at such Time of Delivery in accordance with this Agreement or the Pricing Agreement relating to the Designated Preferred Securities or the issuance of the Related Debentures, except for such consents, approvals, authorizations, orders, registrations, filings or qualifications as have been obtained under the Act or the Trust Indenture Act or from the Connecticut Insurance Commissioner and such consents, approvals, authorizations, orders, registrations, filings or qualifications as may be required under state securities or Blue Sky laws or insurance securities laws of any such jurisdiction in connection with the purchase and sale and distribution of the Designated Preferred Securities by the Underwriters or the issuance of the Related Debentures, and except those which, if not obtained, will have neither a material adverse effect on the financial condition of Aetna and its subsidiaries taken as a whole nor a material adverse effect on the issuance or sale of the Designated Preferred Securities.

               In addition, such counsel shall state that such counsel does not know of any contract or other document (i) of a character required to be filed as an exhibit to any of the documents incorporated by reference into the Prospectus as amended or supplemented which is not so filed, (ii) required to be incorporated by reference into the Prospectus as amended or supplemented which is not so incorporated by reference or (iii) required to be described in the Registration Statement or the Prospectus as amended or supplemented which is not so described.

               In rendering this opinion required by subsection (c) of this Section, Ms. Baird may state that she is admitted to the Bar of the State of Connecticut and she does not express any opinion as to the laws of any other jurisdiction other than the federal laws of the United States of America, Ms. Baird may rely (A) as to any matter to which you consent (which consent shall not be unreasonably withheld), to the extent specified in such opinion, upon the opinions of other counsel in good standing whom such counsel believes to be reliable, provided that Ms. Baird shall state that she and you are justified in relying on such opinions and (B) as to matters of fact, upon certificates of officers and representatives of Aetna and of public officials, and may state that she has not verified independently the accuracy or completeness of information or documents furnished to such counsel with respect to the Registration Statement or the Prospectus.

                     (d) Davis Polk & Wardwell, special counsel for the Company and Aetna, shall have furnished to the Representatives their written opinion, dated the respective Time of Delivery for such Designated Preferred Securities, in form and substance satisfactory to the Representatives, to the effect that:

                           (i) The Company has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware;

                         (ii) The Designated Preferred Securities being delivered at such Time of Delivery have been duly authorized and validly issued and are fully paid and non-assessable limited liability company interests in the Company, as to which the Preferred Securityholders, in their capacity as members of the Company, will have no liability solely by reason of being Preferred Securityholders in excess of their obligations to make payments as provided in the L.L.C. Agreement and their share of the Company's assets and undistributed profits
               (subject to any obligation of a Preferred Securityholder to repay any funds wrongfully distributed to it); and the Preferred Securities conform, in all material respects, to the descriptions thereof contained in the Prospectus as amended or supplemented with respect to such Designated Preferred Securities;

                        (iii) The Common Securities issued to the Managing Members have been duly authorized and are validly issued;

                         (iv) The L.L.C. Agreement constitutes a valid and legally binding agreement of Aetna and Aetna Capital, enforceable against Aetna and Aetna Capital by the Preferred Securityholders in accordance with its terms, subject to (1) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, (2) general principles of equity (regardless of whether considered in a proceeding at law or in equity) and (3) applicable law relating to fiduciary duties;

                           (v) This Agreement and the Pricing Agreement with respect to such Designated Preferred Securities have been duly authorized, executed and delivered by each of Aetna and the Company;

                         (vi) Each of the Guarantee Agreement and the Expense Agreement has been duly authorized, executed and delivered by Aetna and, in the case of the Expense Agreement, the Company and constitutes a valid and legally binding agreement of Aetna enforceable against Aetna in accordance with its terms, subject to (1) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other laws now or hereafter in effect relating to or affecting creditors' rights generally and the rights of creditors of insurance companies generally and (2) general principles of equity (regardless of whether considered in a proceeding at law or in equity);

                        (vii)  The Related Debentures have been duly
               authorized by Aetna, and, when the Related Debentures are issued, executed, authenticated, delivered and paid for by the Company in accordance with the Indenture, such Related Debentures will be duly issued, executed and delivered and will constitute valid and legally binding obligations of Aetna enforceable against Aetna in accordance with their terms, subject to (1) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and the rights of creditors of insurance companies generally and (2) general principles of equity (regardless of whether considered in a proceeding at law or in equity);

                       (viii)  The Indenture has been duly authorized,
               executed and delivered by Aetna and, assuming the due authorization, execution and, delivery thereof by the Trustee, the Indenture constitutes a valid and legally binding instrument of Aetna enforceable against Aetna in accordance with its terms, subject to (1) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and the rights of creditors of insurance companies generally and (2) general principles of equity (regardless of whether considered in a proceeding at law or in equity); and the Indenture has been duly qualified under the Trust Indenture Act;

                         (ix) The issue and sale of the Designated Preferred Securities being delivered at such Time of Delivery and the performance by the Company of its obligations under this Agreement and the Pricing Agreement with respect to the Designated Preferred Securities will not (1) conflict with or result in a breach or violation by the Company of any of the terms or provisions of, or constitute a default by the Company under, any indenture, mortgage, deed of trust, loan agreement or other similar agreement or instrument known to such counsel to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, except, in all such cases, for such conflicts, breaches, violations or defaults as would neither have a material adverse effect on the financial condition of the Company nor have a material adverse effect on the issuance or sale of the Designated Preferred Securities, and (2) result in any violation of (A) the provisions of the Certificate of Formation of the Company or the L.L.C. Agreement or (B) any statute of the United States or the State of Delaware or any order, rule or regulation known to such counsel of any court or governmental agency or body of the United States or the State of Delaware having jurisdiction over the Company or any of its properties, except with respect to clause (B) of this Paragraph
               (ix)(2), such violations as would neither have a material adverse effect on the financial condition of the Company nor have a material adverse effect on the issuance or sale of the Designated Preferred Securities (and except that for purposes of this paragraph (ix) such counsel need not express any opinion as to (1) any violation of any fraudulent transfer laws or other antifraud laws or (2) any transaction of the type described in the Prospectus under the caption "ERISA Matters"; provided further, that insofar as performance by the Company of its obligations under this Agreement and the Pricing Agreement relating to the Designated Preferred Securities is concerned, such counsel need not express any opinion as to bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally);

                           (x) Under the laws of the States of Delaware and New York, no consent, approval, authorization, order, registration, filing or qualification of or with any court or governmental agency or body is required for the issue and sale of the Designated Preferred Securities being delivered at such Time of Delivery in accordance with this Agreement or the Pricing Agreement relating to the Designated Preferred Securities being delivered at such Time of Delivery or the issuance of the Related Debentures;

                         (xi) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended and will not become an investment company as a result of the use of the proceeds from the issuance of the Designated Preferred Securities in the manner contemplated by the Prospectus;

                        (xii) The statements contained in the Prospectus under the captions "Description of the Preferred Securities," "Description of the Guarantee," "Description of the Debentures and the Subordinated Indenture," "Taxation", and "Plan of Distribution" and the corresponding sections in any prospectus supplement relating to the description of the Designated Preferred Securities or their distribution, insofar as such statements constitute summaries of certain provisions of the documents or U.S. tax laws referred to therein, accurately summarize the material provisions of such documents or U.S. tax laws required to be stated therein; and

                       (xiii) (1) such counsel is of the opinion that the Registration Statement, as amended, and the Prospectus, as amended or supplemented, as of such Time of Delivery for the Designated Preferred Securities (other than the financial statements and related notes, information as to reserves, the financial statement schedules and the other financial data included therein or omitted therefrom, as to which such counsel need express no opinion), comply as to form in all material respects with the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder, (2) nothing has come to the attention of such counsel that would cause such counsel to believe that the Registration Statement as of its effective date (other than the financial statements and related notes, information as to reserves, the financial statement schedules and the other financial data included therein or omitted therefrom, as to which such counsel need express no belief) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and
               (3) nothing has come to the attention of such counsel that would cause such counsel to believe that the Registration Statement, as amended, or the Prospectus, as amended or supplemented, as of the date of the Pricing Agreement with respect to the Designated Preferred Securities and such Time of Delivery for the Designated Preferred Securities (other than the financial statements and related notes, information as to reserves, the financial statement schedules and the other financial data included therein or omitted therefrom, as to which such counsel need express no belief), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               In addition, such counsel shall state that such counsel does not know of any contract or other document of a character required to be filed as an exhibit to the Registration Statement pursuant to the requirements of Form S-3 under the Securities Act which is not so filed.

               With respect to clause (xiii) of subsection (d) of this Section, Davis Polk & Wardwell may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified. In rendering the opinion required by subsection (d) of this Section, Davis Polk & Wardwell may rely upon the accuracy of matters (A) involving the application of laws of any jurisdiction other than the United States or New York and as to any other matter to which you consent (which consent shall not be unreasonably withheld), to the extent specified in such opinion, upon the opinions of other counsel reasonably satisfactory to you (including without limitation, as to matters of Connecticut law, on the opinion of Zoe Baird, Senior Vice President and General Counsel of Aetna and as to matters of Delaware law, on the opinion of Richards, Layton & Finger, P.A.), and (B) of fact upon certificates of officers and representatives of the Company and Aetna and of public officials.

                     (e) On the date of the Pricing Agreement for such Designated Preferred Securities and at the respective Time of Delivery for such Designated Preferred Securities, KPMG Peat Marwick shall have furnished to the Representatives a letter, dated the date of the Pricing Agreement and a letter dated such Time of Delivery, respectively, to the effect set forth in Annex II hereto, and with respect to such letter dated such Time of Delivery, as to such other matters as the Representatives may reasonably request and in form and substance satisfactory to the Representatives;

                     (f) Since the respective dates as of which information is given in the Prospectus as amended or supplemented as of the date of the Pricing Agreement until the respective Time of Delivery of the Designated Preferred Securities there shall not have been any adverse change or a development involving a prospective material adverse change in the financial position, stockholders' equity or results of operations of Aetna and its subsidiaries considered as a whole, otherwise than as set forth or contemplated in such Prospectus as amended or supplemented, the effect of which, in any such case described above, is in the reasonable judgment of the Representatives, after consultation with the Company and Aetna, so material and adverse as to make it impracticable to proceed with the public offering or the delivery of the Designated Preferred Securities on the terms and in the manner contemplated in such Prospectus as amended or supplemented;

                     (g) On or after the date of the Pricing Agreement relating to the Designated Preferred Securities until the respective Time of Delivery of the Designated Preferred Securities, no downgrading shall have occurred in the rating accorded Aetna's debt securities or preferred stock by either the Standard & Poor's Corporation or Moody's Investors Service, Inc.;

                     (h) On or after the date of the Pricing Agreement relating to the Designated Preferred Securities until the respective Time of Delivery of the Designated Preferred Securities, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a general moratorium on commercial banking activities in New York declared by either Federal or New York state authorities; or (iii) the outbreak or material escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any of the above such events, in the reasonable judgment of the Representatives, after consultation with the Company and Aetna, makes it impracticable to proceed with the public offering or the delivery of the Designated Preferred Securities on the terms and in the manner contemplated by the Prospectus as amended or supplemented;

                     (i) Aetna shall have furnished or caused to be furnished to the Representatives at the respective Time of Delivery for the Designated Preferred Securities a certificate or certificates of the Group Executive - Finance and Administration or the Senior Vice President - Finance or the Treasurer as to the accuracy of the representations and warranties of the Company and Aetna herein at and as of such Time of Delivery, as to the performance by the Company and Aetna of all of their obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (f) of this Section and as to such other matters as the Representatives may reasonably request; and

                     (j) The Designated Preferred Securities to be sold by the Company at such Time of Delivery shall have been duly listed, subject to official notice of issuance, on the New York Stock Exchange, Inc.

                     8. (a) Each of the Company and Aetna, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Designated Preferred Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (i) in the case of the Registration Statement, not misleading and (ii) in the case of any Prospectus, in light of the circumstances in which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that neither the Company nor Aetna shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Designated Preferred Securities, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company or Aetna by any Underwriter of Designated Preferred Securities through the Representatives for inclusion therein; and provided, further, that neither the Company nor Aetna shall be liable to any Underwriter under the indemnity agreement in this subsection (a) with respect to any Preliminary Prospectus or any preliminary prospectus supplement to the extent that any such loss, claim, damage or liability of such Underwriter results from the fact such Underwriter sold Designated Preferred Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus (excluding documents incorporated by reference) or of the Prospectus as then amended or supplemented (excluding documents incorporated by reference) in any case where such delivery is required by the Act if the Company or Aetna has previously furnished copies thereof to such Underwriter (or to the Representatives) and the loss, claim, damage or liability of such Underwriter results from an untrue or alleged untrue statement or omission or alleged omission of a material fact contained in the Preliminary Prospectus or any preliminary prospectus supplement which was corrected in the Prospectus (or the Prospectus as amended or supplemented at the time of such confirmation).

                     (b) Each Underwriter will indemnify and hold harmless the Company and Aetna against any losses, claims, damages or liabilities to which the Company or Aetna may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Designated Preferred Securities, or any amendment or supplement thereto, or arise out or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (i) in the case of the Registration Statement, not misleading and (ii) in the case of any Prospectus, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Designated Preferred Securities, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company or Aetna by such Underwriter through the Representatives for inclusion therein; and will reimburse the Company and Aetna for any legal or other expenses reasonably incurred by the Company or Aetna in connection with investigating or defending any such action or claim as such expenses are incurred.

                     (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. In no event shall any indemnifying party be liable for the fees and expenses of more than one counsel (in addition to local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. In no event shall an indemnifying party be liable with respect to any action or claim settled without its written consent. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                     (d)  If the indemnification provided for in this Section
         8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and Aetna on the one hand and the Underwriters of the Designated Preferred Securities on the other from the offering of the Designated Preferred Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party is not entitled to receive the indemnification provided for in subsection (a) above because of the second proviso thereof or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and Aetna on the one hand and the Underwriters of the Designated
         Preferred Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and Aetna on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from such offering (before deducting expenses) received by the Company less the total underwriting compensation paid by Aetna bear to the total underwriting compensation received by such Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and Aetna on the one hand or such Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, including with respect to any Underwriter, the extent to which such losses, claims, damages or liabilities (or actions in respect thereof) with respect to any Preliminary Prospectus or any preliminary prospectus supplement result from the fact that the Underwriter sold Designated Preferred Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus (excluding documents incorporated by reference) or of the Prospectus as then amended or supplemented (excluding documents incorporated by reference), if the Company or Aetna have previously furnished copies thereof to such Underwriters. The Company, Aetna and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Designated Preferred Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages (other than amounts paid or incurred without the consent of the indemnifying party as provided in this Section 8) which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Designated Preferred Securities in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Designated Preferred Securities and not joint. No indemnifying party will be liable for contribution with respect to any action or claim settled without its written consent.

                     (e)  The obligations of the Company and Aetna under this
         Section 8 shall be in addition to any liability which the Company and Aetna may otherwise have and shall extend or not extend, as the case may be, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend or not extend, as the case may be, upon the same terms and conditions, to each officer and director of Aetna and the Company and to each person, if any, who controls Aetna or the Company within the meaning of the Act.

                     9. (a) If any Underwriter shall default in its obligation to purchase the Firm Designated Preferred Securities or Optional Designated Preferred Securities which it has agreed to purchase under the Pricing Agreement relating to such Preferred Securities, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Preferred Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Firm Designated Preferred Securities or Optional Designated Preferred Securities, as the case may be, then the Company and Aetna shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to the Representatives to purchase such Preferred Securities on such terms. In the event that, within the respective prescribed period, the Representatives notify the Company and Aetna that they have so arranged for the purchase of such Preferred Securities, or the Company or Aetna notifies the Representatives that it has so arranged for the purchase of such Preferred Securities, the Representatives, Aetna or the Company shall have the right to postpone the Time of Delivery for such Preferred Securities for a period of not more than seven days in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus as amended or supplemented, or in any other documents or arrangements, and the Company and Aetna agree to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to the Pricing Agreement with respect to such Designated Preferred Securities.

                     (b) If, after giving effect to any arrangements for the purchase of the Firm Designated Preferred Securities or Optional Designated Preferred Securities, as the case may be, of a defaulting Underwriter or Underwriters by the Representatives, the Company or Aetna as provided in subsection (a) above, the aggregate amount of Designated Preferred Securities which remains unpurchased does not exceed one-tenth of the aggregate number of Firm Designated Preferred Securities or Optional Designated Preferred Securities, as the case may be, to be purchased at the respective Time of Delivery, then the Company and Aetna shall have the right to require each non-defaulting Underwriter to purchase the number of Firm Designated Preferred Securities or Optional Designated Preferred Securities, as the case may be, which such Underwriter agreed to purchase under the Pricing Agreement relating to such Designated Preferred Securities and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Firm Designated Preferred Securities or Optional Designated Preferred Securities, as the case may be, which such Underwriter agreed to purchase under such Pricing Agreement) of the Firm Designated Preferred Securities or the Optional Designated Preferred Securities, as the case may be, of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

                     (c) If, after giving effect to any arrangements for the purchase of the Firm Designated Preferred Securities or the Optional Designated Preferred Securities, as the case may be, of a defaulting Underwriter or Underwriters by the Representatives, Aetna or the Company as provided in subsection (a) above, the aggregate number of Firm Designated Preferred Securities or the Optional Designated Preferred Securities, as the case may be, which remains unpurchased exceeds one-tenth of the aggregate number of Firm Designated Preferred Securities or Optional Designated Preferred Securities, as the case may be, to be purchased at the respective Time of Delivery, as referred to in subsection (b) above, or if the Company or Aetna shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Firm Designated Preferred Securities or Optional Designated Preferred Securities, as the case may be, of a defaulting Underwriter or Underwriters, then the Pricing Agreement relating to such Firm Designated Preferred Securities or Over-allotment Option relating to such Optional Designated Preferred Securities, as the case may be, shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, Aetna or the Company, except for the expenses to be borne by the Company, Aetna and the Underwriters as provided in
         Section 6 hereof and the indemnity and contribution agreements in
         Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

               10. The respective indemnities, agreements, representations, warranties and other statements of the Company and Aetna and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company or Aetna, or any officer or director or controlling person of the Company or Aetna, and shall survive delivery of and payment for the Designated Preferred Securities.

               11. If any Pricing Agreement or Over-allotment Option shall be terminated pursuant to Section 9 hereof, neither Aetna nor the Company shall then be under any liability to any Underwriter with respect to the Firm Designated Preferred Securities or Optional Designated Preferred Securities with respect to which such Pricing Agreement shall have been terminated except as provided in Section 6 and Section 8 hereof; but, if for any other reason Designated Preferred Securities are not delivered by or on behalf of the Company and Aetna as provided herein, the Company and Aetna will reimburse the Underwriters through the Representatives for all reasonable out-of-pocket expenses approved in writing by the Representatives, including reasonable fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of such Designated Preferred Securities, but neither Aetna nor the Company shall then be under further liability to any Underwriter with respect to such Designated Preferred Securities, except as provided in Section 6 and Section 8 hereof.

               12. In all dealings hereunder, the Representatives of the Underwriters of Designated Preferred Securities shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly or by such of the Representatives, if any, as may be designated for such purpose in the Pricing Agreement.

               All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the address of the Representatives as set forth in the Pricing Agreement; and if to the Company or Aetna shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company and Aetna set forth in the Registration Statement; Attention:
Corporate Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company and Aetna by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

               13. This Agreement and each Pricing Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and Aetna and, to the extent provided in Section 8 and Section 10 hereof, the officers and directors of the Company and Aetna and each person who controls the Company and Aetna or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any such Pricing Agreement. No purchaser of any of the Preferred Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

               14. Time shall be of the essence for each Pricing Agreement. As used herein, "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

               15. This Agreement and each Pricing Agreement shall be governed by and construed in accordance with the internal laws (and not the conflict of law provisions) of the State of New York.



               16. This Agreement and each Pricing Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

                                 Very truly yours,


                                 AETNA CAPITAL L.L.C.


                                 By:   Aetna Life and Casualty Company,
                                       as Managing Member


                                 By:   ______________________________
                                       Name:
                                       Title:




                                 AETNA LIFE AND CASUALTY COMPANY




                                 By:   ______________________________
                                       Name:
                                       Title:






                               PRICING AGREEMENT



Goldman, Sachs & Co.
CS First Boston Corporation
Dean Witter Reynolds Inc.
A.G. Edwards & Sons, Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
PaineWebber Incorporated
Smith Barney Inc.
   As Representatives
   of the several
   Underwriters named in Schedule I hereto,

c/o Goldman, Sachs & Co.
    85 Broad Street
    New York, New York  10004


                                                             November 15, 1994

Ladies and Gentlemen:

                Aetna Capital L.L.C., a limited liability company formed under the laws of Delaware (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated November 15, 1994 (the "Underwriting Agreement"), to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Preferred Securities specified in Schedule II hereto (the "Designated Preferred Securities" consisting of Firm Designated Preferred Securities and any Optional Designated Preferred Securities the Underwriters may elect to purchase), guaranteed by Aetna Life and Casualty Company, a Connecticut insurance corporation
("Aetna"), to the extent set forth in the Prospectus and Registration Statement relating to the Preferred Securities. Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty that refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Preferred Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of each of the Underwriters of the Designated Preferred Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

               An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Preferred Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

               Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, (a) the Company agrees to issue and to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the number of Firm Designated Preferred Securities set forth opposite the name of such Underwriter in Schedule I hereto and, (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Designated Preferred Securities, as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company at the purchase price to the Underwriters set out in Schedule II hereto that portion of the number of Optional Designated Preferred Securities as to which such election shall have been exercised.

               The Company hereby grants to each of the Underwriters the right to purchase at their election up to the number of Optional Designated
Preferred Securities set forth opposite the name of such Underwriter in
Schedule I hereto on the terms referred to in the paragraph above for the sole purpose of covering over-allotments in the sale of the Firm Designated Preferred Securities. Any such election to purchase Optional Designated Preferred Securities may be exercised by written notice from the Representatives to the Company and Aetna given within a period of 30 calendar days after the date of this Pricing Agreement, setting forth the aggregate number of Optional Designated Preferred Securities to be purchased and the date on which such Optional Designated Preferred Securities are to be delivered, as determined by the Representatives which date (i) shall not be a dividend payment date with respect to the Designated Preferred Securities and
(ii) shall not be earlier than the First Time of Delivery or, unless the Representatives, Aetna and the Company otherwise agree in writing, shall not be earlier than two nor later than ten business days after the date of such notice.

               If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters, the Company and Aetna. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters.


                                 AETNA CAPITAL L.L.C.


                                 By:   Aetna Life and Casualty
                                       Company, as Managing Member


                                 By:   ____________________________
                                       Name:
                                       Title:


                                 AETNA LIFE AND CASUALTY COMPANY


                                 By:   ______________________________
                                       Name:
                                       Title:


Accepted as of the
date hereof:

Goldman, Sachs & Co.
CS First Boston Corporation
Dean Witter Reynolds Inc.
A.G. Edwards & Sons, Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
PaineWebber Incorporated
Smith Barney Inc.


On behalf of each of
the Underwriters


By:  Goldman, Sachs & Co.


By:      ______________________________
         (Goldman, Sachs & Co.)




                                  SCHEDULE I


                                                           Maximum Number of
                                       Number of Firm           Optional
                                         Designated            Designated
                                          Preferred            Preferred
                                         Securities         Securities Which
           Underwriter                to be Purchased      May be Purchased
- - ----------------------------------    -----------------    ------------------

Goldman, Sachs & Co.                            900,000               135,004
CS First Boston Corporation                     900,000               135,000
Dean Witter Reynolds Inc.                       900,000               135,000
A.G. Edwards & Sons, Inc.                       900,000               135,000
Merrill Lynch, Pierce, Fenner
  & Smith Incorporated                          900,000               135,000
Morgan Stanley & Co. Incorporated               900,000               135,000
PaineWebber Incorporated                        900,000               135,000
Smith Barney Inc.                               900,000               135,000
Advest, Inc.                                     50,000                 7,500
Bear Stearns, & Co. Inc.                         93,750                14,062
J.C. Bradford & Co.                              50,000                 7,500
Alex. Brown & Sons Incorporated                  93,750                14,062
JW Charles Securities, Inc.                      50,000                 7,500
Commerzbank Capital Markets
  Corporation                                    50,000                 7,500
Cowen & Company                                  50,000                 7,500
Craigie Incorporated                             50,000                 7,500
Credit Lyonnais Securities (USA)
  Inc.                                           50,000                 7,500
Crowell, Weedon & Co.                            50,000                 7,500
Dain Bosworth Incorporated                       50,000                 7,500
Dillon, Read & Co. Inc.                          93,750                14,062
Donaldson, Lufkin & Jenrette
  Securities Corporation                         93,750                14,062
Fahnestock & Co. Inc.                            50,000                 7,500
First Albany Corporation                         50,000                 7,500
First of Michigan Corporation                    50,000                 7,500
Furman Selz Incorporated                         50,000                 7,500
Gruntal & Co., Incorporated                      50,000                 7,500
J.J.B. Hilliard, W.L. Lyons, Inc.                50,000                 7,500
Interstate/Johnson Lane
  Corporation                                    50,000                 7,500
Janney Montgomery Scott Inc.                     50,000                 7,500
Josephthal Lyon & Ross
  Incorporated                                   50,000                 7,500
Kemper Securities, Inc.                          93,750                14,062
Kennedy, Cabot & Co.                             50,000                 7,500
Kirkpatrick, Pettis, Smith,
  Polian Inc.                                    50,000                 7,500
Legg Mason Wood Walker
  Incorporated                                   50,000                 7,500
McDonald & Company Securities,
  Inc.                                           50,000                 7,500
McGinn, Smith & Co., Inc.                        50,000                 7,500
Morgan Keegan & Company,
  Inc.                                           50,000                 7,500
The Ohio Company                                 50,000                 7,500
Olde Discount Corporation                        50,000                 7,500
Oppenheimer & Co., Inc.                          93,750                14,062
Piper Jaffray Inc.                               50,000                 7,500
Principal Financial Securities,
  Inc.                                           50,000                 7,500
Prudential Securities
  Incorporated                                   93,750                14,062
Pryor, McClendon, Counts & Co.,
  Inc.                                           50,000                 7,500
Rauscher Pierce Refsnes, Inc.                    50,000                 7,500
Raymond James & Associates, Inc.                 50,000                 7,500
The Robinson-Humphrey Company,
  Inc.                                           50,000                 7,500
Roney & Co.                                      50,000                 7,500
Salomon Brothers Inc                             93,750                14,062
Stifel, Nicolaus & Company,
  Incorporated                                   50,000                 7,500
Sutro & Co. Incorporated                         50,000                 7,500
Tucker Anthony Incorporated                      50,000                 7,500
U.S. Clearing Corp.                              50,000                 7,500
Van Kasper & Company                             50,000                 7,500
Wedbush Morgan Securities                        50,000                 7,500
Wheat, First Securities, Inc.                    50,000                 7,500
Yamaichi International
  (America), Inc.                                50,000                 7,500
                                      -----------------    ------------------
     Total                                   10,000,000             1,500,000
                                      =================    ==================



                                  SCHEDULE II


Title of Designated Preferred Securities: 9.5% Cumulative Monthly Income Preferred Securities, Series A

Number of Designated Preferred Securities:

         Number of Firm Designated Preferred Securities:
              10 million

         Maximum Number of Optional Designated Preferred Securities:
              1.5 million

Initial Offering Price to Public:  $25.00 per security

Purchase Price by Underwriters (including the Optional Designated Preferred
  Securities):

         $25.00 per security, plus accrued dividends, if any, (i) from the date of original issuance of the Firm Designated Preferred Securities, if such security is purchased on or before the first date on which dividends are paid by the Company and (ii) from such dividend payment date, if such security is purchased after such dividend payment date

Underwriters' Compensation:  $.7875 per security

Specified Funds for Payment of Purchase Price and Underwriters' Compensation:

         New York Clearing House Funds

Dividend Rate:    9.5% per annum

Liquidation Preference:   $25.00 per security

Redemption and Exchange Provisions:

               The Designated Preferred Securities may be redeemed, in whole or in part at the option of the Company and subject to Aetna's consent on or after November 30, 1999, upon not less than 30 nor more than 60 days' notice, at $25.00 per security, plus accumulated and unpaid dividends (whether or not declared) to the date fixed for redemption.

               In addition, the Designated Preferred Securities may be redeemed or exchanged upon the terms and conditions described in the Prospectus under the caption "Description of the Preferred Securities -- Redemption or Exchange".

Other Terms of Designated Preferred Securities:

               The Designated Preferred Securities shall have the voting rights, dividend rights (including dividend payment dates) and rights upon liquidation as are described in the Prospectus under the caption "Description of the Preferred Securities".

Title of Related Debentures:  9.5% Series A Debentures due          2024

Interest Rate:   9.5% per annum

Maturity Date:  November 22, 2024

               The entire principal amount of the Related Debentures will become due and payable, together with any accrued and unpaid interest thereon, including Additional Interest, if any, on the earlier of (a) November 22, 2024 (subject to Aetna's right to exchange the Related Debentures for new Debentures or reborrow the proceeds from the repayment of the Related Debentures by issuing new Debentures upon the terms and subject to the conditions set forth in the Prospectus under the caption "Description of the Preferred Securities -- Redemption or Exchange" which new Debentures, in either case, will become due and payable no later than November 22, 2043) and
(b) the date upon which the Company is dissolved; provided that, in the event that the Designated Preferred Securities are exchanged for the Related Debentures, the Related Debentures will mature on the date set forth in clause
(a), whether or not the Company shall have dissolved in connection with such exchange.

Redemption and Prepayment Provisions:

               The Related Debentures may be redeemed at the option of Aetna, without premium or penalty, in whole or in part (together with accrued but unpaid interest, including Additional Interest, if any, on the portion being redeemed) on or after November 30, 1999, upon not less than 30 nor more than 60 days' notice.

               In addition, the Related Debentures may be redeemed and will be prepaid upon the terms and conditions described in the Prospectus under the captions "Description of the Debentures and the Subordinated Indenture -- Mandatory Prepayment" and "-- Optional Redemption".

First Time of Delivery:  November 22, 1994

Closing Location:   Sullivan & Cromwell
                    125 Broad Street
                    New York, New York  10004

Names and addresses of Representatives:

         Designated Representatives:  Goldman, Sachs & Co., CS
         First Boston Corporation, Dean Witter Reynolds Inc., A.G. Edwards & Sons, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, PaineWebber Incorporated and Smith Barney Inc.


         Address for Notices, etc.:    c/o Goldman, Sachs & Co.
                                       85 Broad Street
                                       New York, New York  10004



                                                                    ANNEX II

               Pursuant to Section 7(e) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

                          (i)  They are independent certified public
               accountants with respect to Aetna and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

                         (ii) In their opinion, the financial statements and any supplementary financial information and schedules audited by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements and selected financial data derived from audited financial statements of Aetna for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the representatives of the Underwriters (the "Representatives");

                        (iii) The unaudited selected financial information with respect to the consolidated results of operations and financial position of Aetna for the five most recent fiscal years included in the Prospectus and included or incorporated by reference in Item 6 of Aetna's Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for five such fiscal years which were included or incorporated by reference in Aetna's Annual Reports on Form 10-K for such fiscal years;

                         (iv) On the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of Aetna and its subsidiaries, inspection of the minute books of Aetna and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of Aetna and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                                 (a)  the unaudited condensed consolidated
                     statements of income, consolidated balance sheets and consolidated statements of cash flows included or incorporated by reference in Aetna's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related published rules and regulations thereunder or, if no report has been issued by such accountants on the consolidated interim financial statements as set forth in (ii) above, based on a review under the applicable professional standards that any material modifications should be made to such condensed consolidated financial statements for them to be in conformity with generally accepted accounting principles;

                                 (b)  any other unaudited income statement
                     data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in Aetna's Annual Report on Form 10-K for the most recent fiscal year;

                                 (c) the unaudited financial statements which were not included in the Prospectus but from which were derived the unaudited condensed financial statements referred to in clause (a) above and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in Clause (b) above were not determined on a basis substantially consistent with the basis for the audited financial statements included or incorporated by reference in Aetna's Annual Report on Form 10-K for the most recent fiscal year; and

                                 (d)  as of a specified date not more than
                     five business days prior to the date of such letter, there have been any changes in the consolidated Common Stock (other than issuances of common stock pursuant to employee benefit plans, upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities), which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Prospectus) or any increase in the consolidated Long-Term Debt of Aetna and its subsidiaries, as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes or increases which the Prospectus discloses have occurred or may occur or which are described in such letter;

                           (v) In addition to the audit referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs
               (iii) and (iv) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives which are derived from the general accounting records of Aetna and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference), or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives or in documents incorporated by reference in the Prospectus specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of or schedules prepared by Aetna and its subsidiaries and have found them to be in agreement; and

                         (vi) If pro forma financial statements and other pro forma financial information (the "Pro Forma Disclosure") are required to be included in the Registration Statement, such letter shall further state that although they are unable to and do not express any opinion on such Pro Forma Disclosure or on the pro forma adjustments applied to the historical amounts included in that statement, for purposes of such letter they have:

                                 (a)  read the Pro Forma Disclosure;

                                 (b)  made inquiries of certain officials of
                     Aetna who have responsibility for financial and accounting matters about the basis for their determination of the pro forma adjustments and whether the Pro Forma Disclosure above complies in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X; and

                                 (c)  proved the arithmetic accuracy of the
                     application of the pro forma adjustments to the historical amounts in the Pro Forma Disclosure; and

               on the basis of such procedures, and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that the Pro Forma Disclosure included in the Registration Statement does not comply in form in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X and that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of that statement.

               All references in this Annex II to the Prospectus shall be deemed to refer to the Prospectus (including the documents incorporated by reference therein) as defined in the Underwriting Agreement as of the date of the letter delivered on the date of the Pricing Agreement for purposes of such letter and to the Prospectus as amended or supplemented (including the documents incorporated by reference therein) in relation to the applicable Designated Preferred Securities for purposes of the letter delivered at the Time of Delivery for such Designated Preferred Securities.